UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 2, 2012 (June 28, 2012)

Western Asset Mortgage Capital Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard
Pasadena, California	91101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(626) 844-9400

 (REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

On June 28, 2012, Western Asset Mortgage Capital Corporation (the “registrant”) issued a press release announcing a summary of its initial investment activity and composition of its initial investment portfolio following the closing of its initial public offering and its concurrent private placement, together which closed on May 15, 2012.  A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The registrant also held a conference call and webcast on June 28, 2012, in which it discussed its initial investment activity and initial portfolio composition.  A copy of the webcast presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The registrant, in response to a question during its June 28 conference call, is also making certain disclosures regarding the swaps positions in its investment portfolio.  As of June 19, 2012, the registrant had swaps positions totaling approximately $1.02 billion, with tenors ranging from two to 20 years.  Approximately 22% of the notional amount of the positions are held in forward starting swaps (approximately 1 year forward).

The approximate percentage breakdown of the swaps by term, as of June 19, is as follows:

Term (Yrs)	Current	Forward Starting (1yr)	Grand Total
2	15%	4%	19%
3	13%	4%	17%
5	12%	3%	15%
7	17%	3%	20%
10	15%	8%	23%
20	6%	0%	6%
Grand Total	78%	22%	100%

Item 9.01.             Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 28, 2012 issued by Western Asset Mortgage Capital Corporation
99.2	Webcast Presentation of Western Asset Mortgage Capital Corporation, dated June 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

	By:	/s/ W. Stephen Venable, Jr.
		Name:	W. Stephen Venable, Jr.
		Title:	Assistant Secretary

Date: July 2, 2012